EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2007 RESULTS

-First Quarter 2007 Pro Forma Net Revenue and Pro Forma Consolidated Adjusted EBITDA

Increase 9% and 17% Respectively

SANTA MONICA, CALIFORNIA, May 3, 2007 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2007.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three-Month Period Ended March 31,
	2007	2006	% Change
Net revenue	$63,928	$59,919	7%
Operating expenses (1)	42,762	41,495	3%
Corporate expenses (2)	4,998	4,907	2%

Consolidated adjusted EBITDA (3)	17,232	15,026	15%

Free cash flow (4)	$6,647	$1,811	267%
Free cash flow per share, basic and diluted (4)	$0.06	$0.02	200%

Net income (loss)	$(3,187)	$12,119	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.03)	$0.11	NM

Weighted average common shares outstanding, basic	103,859,772	109,502,311
Weighted average common shares outstanding, diluted	103,859,772	109,507,016

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended March 31, 2007 and 2006, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and gain (loss) on sale of assets.
(2)	Corporate expenses include $0.6 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended March 31, 2007 and 2006, respectively.
(3)	Consolidated adjusted EBITDA means operating income (loss) plus loss (gain) on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses, non-cash corporate expense, and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash corporate expense, non-cash impairment loss, loss (gain) on sale of assets and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes equity in net earnings (loss) of nonconsolidated affiliates. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards, non-cash corporate expense and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “We entered 2007 with strong momentum across all of our operating segments as we continued to execute on our business plan to maximize the growth potential of our assets. Our robust first quarter performance reflects our ability to convert our audience share growth into advertising revenues. We are very well positioned to continue to benefit as more and more advertisers seek to penetrate our fast-growing, densely populated Hispanic markets. Going forward, we will continue to explore opportunities to enhance our asset base as we seek to further improve our operating leverage and strengthen our footprint in the nation’s most attractive Hispanic markets.”

Financial Results

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

(Unaudited)

	Three-Month Period Ended March 31,
	2007	2006	% Change
Net revenue	$63,928	$59,919	7%
Operating expenses (1)	42,762	41,495	3%
Corporate expenses (1)	4,998	4,907	2%
Gain on sale of assets	—	(19,308)	NM
Depreciation and amortization	11,509	11,023	4%

Operating income	4,659	21,802	NM
Interest expense, net	(9,846)	(1,829)	NM

Income (loss) before income taxes	(5,187)	19,973	NM

Income tax (expense) benefit	2,000	(7,661)	NM

Net income (loss) before equity in net loss of nonconsolidated affiliates	(3,187)	12,312	NM
Equity in net loss of nonconsolidated affiliates	—	(193)	NM

Net income (loss)	$(3,187)	$12,119	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $63.9 million for the three-month period ended March 31, 2007 from $59.9 million for the three-month period ended March 31, 2006, an increase of $4.0 million. Excluding the 2006 net revenue contributed by our radio stations in the Tucson and Dallas markets that we sold in 2006, net revenue would have increased by $5.5 million. Of the overall increase, $2.8 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in both advertising rates and inventory sold. Additionally, $0.9 million of the overall increase was from our radio segment. The increase was primarily attributable to an increase in inventory sold, partially offset by a decrease in net revenue of $1.5 million from our Tucson and Dallas radio stations that we sold. The remaining increase of $0.3 million during the three-month period ended March 31, 2007 was from our outdoor segment, primarily attributable to an increase in local advertising sales as well as revenue associated with the expansion of our outdoor division in Tampa.

Company operating expenses increased to $42.8 million for the three-month period ended March 31, 2007 from $41.5 million for the three-month period ended March 31, 2006, an increase of $1.3 million. Excluding the 2006 operating expenses incurred by our

Entravision Communications

radio stations in the Tucson and Dallas markets that we sold in 2006, operating expenses would have increased by $2.5 million. Of the overall increase, $0.8 million came from our television segment. The increase from this segment was primarily attributable to an increase in sales expenses associated with the increase in net revenue and an increase in utility and rent expense related to digital television. Additionally, $0.6 million of the overall increase came from our outdoor segment and was primarily attributable to an increase in sales expenses associated with the increase in net revenue, higher lease rents for our billboard locations and expenses associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $0.1 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in operating expenses of $1.3 million from our Tucson and Dallas radio stations that we sold, partially offset by an increase in commissions and other sales-related expenses associated with the increase in net revenue and increased wages.

Corporate expenses increased to $5.0 million for the three-month period ended March 31, 2007 from $4.9 million for the three-month period ended March 31, 2006, an increase of $0.1 million. The increase was primarily attributable to higher rent and professional fees, partially offset by lower bonuses.

Pro Forma Segment Results

With the sale of the Company’s radio assets in the Tucson and Dallas markets in the third and fourth quarters of 2006, respectively, the Company no longer has any remaining broadcasting operations in those two markets. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its radio broadcasting results from those two markets for the prior period so that the comparison between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 8.

The following is the Company’s selected unaudited pro forma segment information for the first quarter of 2007 and 2006:

	Three-Month Period Ended March 31,
	2007	2006	% Change
Net Revenue
Television	$36,791	$34,038	8%
Radio	20,104	17,686	14%
Outdoor	7,033	6,725	5%

Total	$63,928	$58,449	9%

Operating Expenses (1)
Television	$21,494	$20,700	4%
Radio	13,551	12,438	9%
Outdoor	7,717	7,124	8%

Total	$42,762	$40,262	6%

Corporate Expenses (1)	$4,998	$4,907	2%

Consolidated adjusted EBITDA (1)	$17,232	$14,789	17%

(1)	Operating expenses, Corporate expenses and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended March 31,
	2007	2006	% Change
Net Revenue
Television	$36,791	$34,038	8%
Radio	20,104	19,156	5%
Outdoor	7,033	6,725	5%

Total	$63,928	$59,919	7%

Operating Expenses (1)
Television	$21,494	$20,700	4%
Radio	13,551	13,671	(1)%
Outdoor	7,717	7,124	8%

Total	$42,762	$41,495	3%

Corporate Expenses (1)	$4,998	$4,907	2%

Consolidated adjusted EBITDA (1)	$17,232	$15,026	15%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the second quarter of 2007. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

With the sale of the Company’s radio assets in Tucson and Dallas markets in the third and fourth quarter of 2006, respectively, the Company no longer has any remaining broadcasting operations in those two markets. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating its radio broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded from net revenue and operating expenses for the second quarter of 2006 were $2,118,000 and $1,222,000, respectively.

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.4 million in operating expenses and $0.6 million in corporate expenses related to equity compensation in the second quarter of 2007.

For the second quarter of 2007, the Company expects net revenues to be flat and operating expenses to increase by low to mid single digit percentages as compared to the second quarter of 2006. Excluding the non-cash stock-based compensation, corporate expenses are expected to increase by low single digit percentages as compared to the second quarter of 2006. It should be noted that the Company has difficult revenue comparisons over the second quarter of 2006 due to significant revenue earned for World Cup and political in 2006. Both of these categories are non-returning in 2007.

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its 2007 first quarter results on May 3, 2007 at 5 p.m. Eastern Time. To access the conference call, please dial 415-537-1922 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 47 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,600 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2007	2006
Net revenue (including related parties of $150 and $150)	$63,928	$59,919

Expenses:
Direct operating expenses (including related parties of $2,727 and $2,453) (including non-cash stock-based compensation of $153 and $60)	30,397	28,657
Selling, general and administrative expenses (including non-cash stock-based compensation of $267 and $775)	12,365	12,838
Corporate expenses (including non-cash stock-based compensation of $647 and $675)	4,998	4,907
Gain on sale of assets	—	(19,308)
Depreciation and amortization (includes direct operating of $10,236 and $9,764; selling, general and administrative of $1,058 and $1,052; and corporate of $215 and $207) (including related parties of $580 and $580)	11,509	11,023

	59,269	38,117

Operating income	4,659	21,802
Interest expense (including related parties of $73 and $87)	(11,110)	(2,493)
Interest income	1,264	664

Income (loss) before income taxes	(5,187)	19,973
Income tax (expense) benefit	2,000	(7,661)

Income (loss) before equity in net loss of nonconsolidated affiliate	(3,187)	12,312
Equity in net loss of nonconsolidated affiliate (including non-cash stock-based compensation of $2 and $116)	—	(193)

Net income (loss) applicable to common stockholders	$(3,187)	$12,119

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.03)	$0.11

Weighted average common shares outstanding, basic	103,859,772	109,502,311

Weighted average common shares outstanding, diluted	103,859,772	109,507,016

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(3,187)	$12,119
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,509	11,023
Deferred income taxes	(2,465)	7,337
Amortization of debt issue costs	101	100
Amortization of syndication contracts	16	33
Payments on syndication contracts	(19)	(34)
Equity in net loss of nonconsolidated affiliate	—	193
Non-cash stock-based compensation	1,067	1,510
Gain on sale of media properties and other assets	—	(19,308)
Change in fair value of interest rate swap agreements	3,286	(5,374)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	4,641	11,677
Increase in prepaid expenses and other assets	(437)	(876)
Decrease in accounts payable, accrued expenses and other liabilities	(2,886)	(6,429)

Net cash provided by operating activities	11,626	11,971

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	—	3
Purchases of property and equipment and intangibles	(3,784)	(6,465)
Deposits on acquisitions	—	(4,515)
Proceeds from collection of note receivable	—	1,288

Net cash used in investing activities	(3,784)	(9,689)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,552	736
Payments on long-term debt	(76)	(6,321)
Repurchase of Class U common stock	—	(51,100)
Proceeds from borrowings on long-term debt	—	8,000
Excess tax benefits from exercise of stock options	123	12
Repurchase of Class A common stock	(2,840)	—

Net cash used in financing activities	(241)	(48,673)

Net increase (decrease) in cash and cash equivalents	7,601	(46,391)
Cash and cash equivalents:
Beginning	118,525	65,610

Ending	$126,126	$19,219

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2007	2006
Consolidated adjusted EBITDA (1)	$17,232	$15,026

Interest expense	(11,110)	(2,493)
Interest income	1,264	664
Income tax (expense) benefit	2,000	(7,661)
Amortization of syndication contracts	(16)	(33)
Payments on syndication contracts	19	34
Gain on sale of assets	—	19,308
Non-cash stock-based compensation included in direct operating expenses	(153)	(60)
Non-cash stock-based compensation included in selling, general and administrative expenses	(267)	(775)
Non-cash stock-based compensation included in corporate expenses	(647)	(675)
Depreciation and amortization	(11,509)	(11,023)

Net income (loss) before equity in net loss of nonconsolidated affiliates	(3,187)	12,312
Equity in net loss of nonconsolidated affiliates	—	(193)

Net income (loss)	(3,187)	12,119

Depreciation and amortization	11,509	11,023
Deferred income taxes	(2,465)	7,337
Amortization of debt issue costs	101	100
Amortization of syndication contracts	16	33
Payments on syndication contracts	(19)	(34)
Equity in net loss of nonconsolidated affiliate	—	193
Non-cash stock-based compensation	1,067	1,510
Gain on sale of media properties and other assets	—	(19,308)
Change in fair value of interest rate swap agreements	3,286	(5,374)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	4,641	11,677
Increase in prepaid expenses and other assets	(437)	(876)
Decrease in accounts payable, accrued expenses and other liabilities	(2,886)	(6,429)

Cash flows from operating activities	$11,626	$11,971

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each periods presented is as follows:

	Three-Month Period Ended March 31,
	2007	2006
Consolidated adjusted EBITDA (1)	$17,232	$15,026
Net interest expense (1)	6,459	7,103
Cash paid for income taxes	342	408
Capital expenditures (2)	3,784	5,704

Free cash flow (1)	6,647	1,811

Capital expenditures (2)	3,784	5,704
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	(3,387)	5,274
Non-cash income tax (expense) benefit	2,342	(7,253)
Amortization of syndication contracts	(16)	(33)
Payments on syndication contracts	19	34
Gain on sale of assets	—	19,308
Non-cash stock-based compensation included in direct operating expenses	(153)	(60)
Non-cash stock-based compensation included in selling, general and administrative expenses	(267)	(775)
Non-cash stock-based compensation included in corporate expenses	(647)	(675)
Depreciation and amortization	(11,509)	(11,023)

Net income (loss) before equity in net loss of nonconsolidated affiliates	(3,187)	12,312
Equity in net loss of nonconsolidated affiliates	—	(193)

Net income (loss)	$(3,187)	$12,119

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma to GAAP

(Unaudited; in thousands)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA – to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net incomes is set forth above.

	Three-Month Period Ended March 31,
	2007	2006
Radio net revenue	$20,104	$19,156
Less: Tucson and Dallas markets	—	(1,470)

Pro forma radio net revenue	$20,104	$17,686

Total net revenue	$63,928	$59,919
Less: Tucson and Dallas markets	—	(1,470)

Pro forma total net revenue	$63,928	$58,449

Radio operating expenses (1)	$13,551	$13,671
Less: Tucson and Dallas markets	—	(1,233)

Pro forma radio operating expenses (1)	$13,551	$12,438

Total operating expenses (1)	$42,762	$41,495
Less: Tucson and Dallas markets	—	(1,233)

Pro forma total operating expenses (1)	$42,762	$40,262

Consolidated adjusted EBITDA (1)	$17,232	$15,026
Less: Tucson and Dallas markets	—	(237)

Pro forma Consolidated adjusted EBITDA (1)	$17,232	$14,789

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.